EXHIBIT 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), Roderick Eddington, Chief Executive of British Airways Plc, a public limited company organized under the laws of England and Wales (the “Company”), and John Rishton, Chief Financial Officer of the Company, hereby certify, to such officer’s knowledge, that:

          The Company’s annual report on Form 20-F for the year ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 29, 2004	/s/ RODERICK EDDINGTON

	Name:	Roderick Eddington
	Title:	Chief Executive

/s/ JOHN RISHTON

	Name:	John Rishton
	Title:	Chief Financial Officer

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

          This certification is furnished pursuant to Rule 13a-14(b) (17 CFR 240.13a-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) as an exhibit to the Report.